CNL Strategic Residential Credit, Inc. 10-12G

Exhibit 10.12

FORM OF MASTER SERVICING AGREEMENT

This MASTER SERVICING AGREEMENT (this “Agreement”) is made as of ____ by and among PRP ADVISORS, LLC, a Delaware limited liability company (“Master Servicer”) and CNL Strategic Residential Credit, Inc., a Maryland corporation(the “Owner”).

W I T N E S S E T H :

WHEREAS, the Master Servicer performs ongoing due diligence, management, consulting and valuation services for funds and investment trusts and vehicles acquiring, holding for investment and hypothecating residential mortgage loans and properties; and

WHEREAS, Owner desires to hereby engage Master Servicer and Master Servicer desires to hereby accept such engagement to perform the services detailed herein with respect to the Assets of Owner in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. In addition, the following terms shall have the meanings assigned to them below:

“Accepted Master Servicing Practices”: With respect any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related underlying property securing such Mortgage Loan is located, to the extent applicable to the Master Servicer.

“Asset” means each Mortgage Loan, Mortgage Asset, and REO Property purchased by the Owner or any of its subsidiaries and managed by Master Servicer under this Agreement.

“Asset Pool” shall mean one or more pools of Assets.

“Asset Proceeds” means, with respect to an Asset, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received net of identified nonsufficient funds with respect to such Asset, including (without limitation) (a) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance payments and other cash receipts on account of such Asset, (b) court-awarded reimbursements of fees, costs and expenses, (c) legal fees, credit insurance costs, guaranty fees and other amounts recovered on account of such Asset, to the extent the obligation giving rise thereto has previously been paid or is otherwise not due and payable with any such receipts, (d) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to such Asset or in connection with the sale, resale, transfer, putback or disposition of such Asset, and (e) payments, fees, rebates, refunds, commissions, rake-offs, discounts or deductions, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to such Asset or in connection with the sale, disposition or transfer of such Asset.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Custodian” means U.S. Bank National Association, Computershare Trust Company, N.A. and any other successor custodian under the Custody Agreement.

“Custody Agreement” shall mean a custody agreement, by and among Agent, Trust, certain affiliates of the Trust and the applicable Custodian thereunder, as amended, restated, supplemented, extended or renewed from time to time.

“Externally Prepared Information” shall have the meaning specified in Section 5.01(l) hereof.

“Management Fee” has the meaning set forth in Section 3.01 below.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), properties or operations of Master Servicer, or (b) the ability of the Master Servicer to perform any of their respective obligations under this Agreement.

“Mortgage Asset” means any other Mortgage investments other than Mortgage Loans, that are related to residential real property in the United States of America, including, without limitation, Mortgage Servicing Rights.

“Mortgage Loan” means a residential or commercial mortgage loan, which is secured by a senior or junior lien on a residential real property in the United States of America, including, without limitation, a single family mortgage loan.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“REO Property” means real property owned that previously secured a Mortgage Loan and has been acquired through foreclosure or deed in lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

“Servicing Agreement” means an agreement between the Trust, certain affiliates of the Trust (as applicable) and a Servicer to perform certain duties with respect to the Assets.

“Servicer” means a third party Person, which may be an attorney or an REO service provider, that is engaged by the Master Servicer, Owner, the Trust and/or an affiliate of the Trust to perform certain duties with respect to the Assets.

“Termination Event” has the meaning given in Section 6.01 hereof.

“Trust” means the statutory trust, common law trust or any other local entity formed by Owner to hold the Assets.

ARTICLE II

SERVICES

Section 2.01. Appointment of the Master Servicer. Owner hereby appoints, and Master Servicer hereby accepts such appointment, as the master servicer of the Assets with such general management responsibilities as herein set forth. Subject to the provisions of any Servicing Agreement, and the documents executed in connection therewith, Master Servicer shall oversee administration and servicing of all Assets from time to time and shall have full power and authority, to the extent not limited hereunder, to do or cause to be done, by and through the applicable Servicer, any and all things in connection with such servicing, administration and collection as may be necessary or desirable to optimize the recoverable value from such Assets. In the performance of its duties and responsibilities under this Agreement, the Master Servicer may engage or cause the applicable Servicer to engage third-party subservicers in accordance with the terms of this Agreement as well as attorneys to commence collection actions, foreclosure proceedings and/or the like. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with the Accepted Master Servicing Practices and this Agreement, subject to the prior sentence and, in certain circumstances, to the oversight of the Owner as set forth herein. Furthermore, the Master Servicer shall consult with the Servicers as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by the Servicers and shall enforce the obligations of the Servicers to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicers under the Servicing Agreements. The Master Servicer shall independently monitor each Servicer's servicing activities with respect to each Mortgage Loan serviced by such Servicer, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis and coordinate corrective adjustments to the related Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's monthly report and any other information and statements required hereunder; provided, that, in the event that any portion of the Master Servicer's reconciliation of such reports and other data is based upon Mortgage Loan data provided by a third party, the Master Servicer shall be entitled to reasonably rely on and shall have no obligation to independently confirm or verify such data. In addition, the Master Servicer shall track default steps/milestones to supervise compliance and ongoing performance of the Servicers and work with the applicable Servicer throughout the default process to determine the best servicing strategy and resolve exceptions, including managing timely and appropriate resolution and to analyze such Servicer’s performance.

Section 2.02. Duties. Without limiting the generality of Section 2.01, Master Servicer shall: (i) source, perform due diligence, and assist in the acquisition of Assets; (ii)  monitor the performance of each Servicer of the Assets and maintain appropriate records; and (iii) manage the modification, forebearance, foreclosure, or other loss mitigation efforts of Assets purchased by Owner.

Section 2.03. Documents Evidencing Assets. To the extent delivered to a Trust or the Owner by an Asset Pool seller, Master Servicer shall ensure that the Trust deposit with the Custodian, in accordance with the Custody Agreement, each document evidencing or relating to an Asset and shall deliver copies (which may be in electronic form) of each document to the Servicer, as may be reasonably requested.

Section 2.04. Subservicing.

(a)           The Master Servicer may appoint or cause to be appointed by the applicable Servicer, pursuant to a written agreement, one or more subservicers to perform the servicing and collection duties; provided, however, no appointment of any subservicer for collection activities, litigation or other purposes by the Master Servicer shall relieve the Master Servicer of any of its duties or responsibilities under this Agreement, including, without limitation, its monitoring and reporting responsibilities hereunder. Master Servicer may provide a separate list of Servicers for Owner to approve in advance and which shall be deemed approved by the Owner upon execution of this Agreement.

(b)           Other than the Servicers which shall be deemed approved by the Owner upon execution of this Agreement, the Master Servicer may not engage a Servicer or subservicer without the prior written consent of the Owner. If the Master Servicer desires to engage a Servicer or subservicer, the Master Servicer will give the Owner written notice of the proposed appointment of such proposed Servicer or subservicer, and request the Owner’s consent, at least five Business Days prior to the date of the proposed appointment. Such notice and approval may be given in writing or by email or fax.

(c)           To the extent that the Master Servicer, in the performance of its duties and responsibilities under this Asset Management Agreement, engages subservicers directly, the Master Servicer shall be responsible for the compensation of such subservicers and shall also have responsibility for monitoring and managing the activities and actions of each such subservicer and ensuring that such activities and actions are in compliance with provisions of this Agreement.

Section 2.05. Power and Authority. In overseeing the Servicer and in connection with its general obligations as set forth in Section 2.01 and Section 2.02, the Owner shall furnish the Master Servicer or the Servicer with any powers of attorney or other documents which the Master Servicer may reasonably request and which the Owner may reasonably approve in order to take such steps as the Master Servicer deems necessary, appropriate or expedient to carry out its overseeing of the servicing, administration and collection activities under this Agreement.

Section 2.06. Authority To Settle and Dispose of Assets. Notwithstanding anything to the contrary contained in this Agreement, the Master Servicer may, with the consent of Owner:

(a)           Approve the Servicer’s settlement of a Mortgage Loan with its obligor (a “Settlement”) provided:

(i)           the Settlement constitutes an arm’s-length transaction in compliance with Section 2.07 hereof (provided that such Section shall not prohibit payment of the otherwise applicable Management Fee);

(ii)          the Settlement does not result in receipt by the Master Servicer or any Affiliate of any commission, fee or other compensation in violation of Section 2.08 hereof (provided that such Section shall not prohibit payment of the otherwise applicable Management Fee);

(iii)         the Settlement results in the realization (prior to payment of any applicable Management Fee) of an amount that is at least consistent with pool collection practices of the Master Servicer in the ordinary course of business. If any Settlement realization will not be consistent with such represented practices, the Master Servicer must provide Owner with a written explanation for the discrepancy prior to agreement to the Settlement;

(b)          dispose of or otherwise liquidate any Assets provided that such disposal or liquidation results in Asset Proceeds reaching certain minimums as determined by the Owner;

provided, that any amounts received on account of any action taken in accordance with this Section shall constitute Asset Proceeds and shall be deposited into the applicable Servicer’s collection account and disbursed in accordance with the provisions of Section 2.09 hereof.

Section 2.07. Arm’s-Length Transactions. Notwithstanding any provision in this Agreement to the contrary, the Master Servicer will conduct all activities and all sales, transfers and dispositions relating to the Assets on an arm’s-length basis and so as to cause all collections and all consideration received upon the sale, transfer or disposition of an Asset to (a) become and constitute Asset Proceeds, and (b) be distributed as Asset Proceeds in accordance with this Agreement.

Section 2.08. No Commissions or Rebates on Dispositions or Collections. Notwithstanding any provision in this Agreement to the contrary, the Master Servicer shall not accept or receive or agree to accept or receive, or allow any Affiliate to accept or receive or agree to accept or receive, any rebate, refund, commission, fee, kickback or rake-off, whether cash or otherwise and whether paid by or originating with the obligor under a Mortgage Loan or any other party (including, but not limited to, brokers and agents), as a result of or in any way in connection with activities related to any asset or in connection with the sale, disposition, transfer or servicing of any Asset, other than payment of the Management Fee (and the payment of any applicable servicing fees to Servicer).

Section 2.09. Accounts; Deposit to Collection Account. The Master Servicer covenants and agrees that it will (a) transfer from the Master Servicer’s account into the Servicer’s account all Asset Proceeds for each Asset Pool received by the Master Servicer within two (2) Business Days following receipt by the Master Servicer of cleared funds for such Asset Proceeds, and (b) not commingle any other funds which are not Asset Proceeds. All income on amounts held in the Master Servicer’s account collected with respect to the Assets with its own funds and assets or with any moneys will constitute Asset Proceeds.

ARTICLE III

MANAGER FEES; REIMBURSEMENT OF EXPENSES

Section 3.01. Master Servicing Fees. The Owner shall pay Master Servicer an annual servicing fee of two and a half tenths of one percent (0.25%) per annum of the gross asset value of the Assets (the “Service Fee”), which shall be paid quarterly in arrears.

Section 3.02. Intentionally Deleted.

Section 3.03. Third Party Expenses; Nonreimbursable Expenses. Owner shall be responsible for payment of all third party due diligence costs and expenses related to acquisition, monitoring or disposition of the Assets. Master Servicer shall be responsible for, and it is understood and agreed that Master Servicer shall not be reimbursed for, any overhead expenses of the Master Servicer, salaries, wages or other compensation of employees of the Master Servicer or travel and other expenses incurred by any employees of the Master Servicer without the prior written consent of Owner.

ARTICLE IV

ACCOUNTING, STATEMENTS AND REPORTS

Section 4.01. Books and Records. The Master Servicer (or Servicer) shall keep detailed, complete and accurate books and records pertaining to each Asset and the related Asset Pool setting forth the status of such Asset, the amount and application of any funds received on account of such Asset or other realization upon such Asset, complete notes and documentation of all servicing, administration and collection efforts and activities with respect to such Asset and all information necessary to prepare the calculations and reports for the Asset Pool. The Master Servicer shall make periodic reports in accordance with this Article IV. To the extent that the Master Servicer has placed any of the Assets with a subservicer or has engaged directly any attorney or REO property manager to commence any collection actions, foreclosure proceedings and/or the like, the Master Servicer shall cause each such subservicer to keep detailed, complete and accurate books and records pertaining to such Assets. Such books and records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees.

Section 4.02. Periodic Reporting. Master Servicer shall provide to the Owner any such reports as it shall reasonably request.

Section 4.03. Inspection Rights. At any time and from time to time during regular business hours, the Master Servicer shall permit, and shall cause each subservicer which is servicing any of the Assets to permit, the Owner or their respective agents, representatives or designees, at the sole cost and expense of such requesting party, (a) to examine or make copies of abstracts from all books, records and documents (including, without limitation) computer tapes and disks and constituting Asset Documents or otherwise in any way relating to any Asset or the Master Servicer’s or any subservicer’s servicing and collection activities and procedures with respect thereto, (b) to visit the offices and properties of the Master Servicer, Servicer or any subservicer for purposes of examining such materials or the Master Servicer’s or any Servicers or subservicer’s procedures, processes and activities relating to the exercise of its duties hereunder and (c) to discuss matters relating to Assets or the servicing, collection or liquidation thereof or the performance by the Master Servicer, Servicer or any subservicer with respect thereto with any officers or employees having knowledge of any such matters.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01. Representations and Warranties of the Master Servicer. The Master Servicer hereby represents and warrants to the Owner as follows:

(a)          The Master Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where an underlying property securing a Mortgage Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer. The Master Servicer has all requisite power and authority to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)          The execution and delivery by the Master Servicer of this Agreement and performance and compliance by the Master Servicer with the terms of this Agreement have been duly authorized by all necessary action on the part of the Master Servicer and will not violate the Master Servicer ’s organizational documents or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Master Servicer is a party or by which it or its properties may be bound or affected.

(c)          This Agreement constitutes the valid, legal and binding obligations of the Master Servicer, enforceable against it in accordance with their respective terms. All requisite limited liability company action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms.

(d)          No litigation, proceeding or material investigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer, the consequences of which would prohibit its entering into this Agreement, materially impair the ability of the Master Servicer to perform under the terms of this Agreement, or that result in a Material Adverse Effect.

(e)          The Master Servicer has no ownership interest in the Assets or the Asset Proceeds and the Master Servicer has not granted, or attempted to grant, to any other Person any security interest in the Assets or the Asset Proceeds, and no financing statement naming the Master Servicer as debtor and covering the Assets or the Asset Proceeds is on file in any office. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the limited liability company agreement or organizational documents of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

Section 5.02. Covenants of the Master Servicer. The Master Servicer hereby covenants and agrees as follows:

(a)           The Master Servicer will preserve and maintain its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

(b)          The Master Servicer will (i) comply with its obligations under this Agreement in all material respects; and (ii) cause all collections and all consideration received upon the sale, transfer or disposition of an Asset to become and constitute Asset Proceeds.

(c)           The Master Servicer will not create, or attempt to create, any pledge, lien, security interest, assignment or transfer upon or in any of the Assets or the Asset Proceeds or assign or otherwise convey, or attempt to assign or otherwise convey, any right to receive collections or other income with respect thereto.

(d)          The Master Servicer will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person and will not liquidate, dissolve or suspend its business operations.

(e)           The Master Servicer will not accept or receive or agree to accept or receive any rebate, refund, commission, fee (other than the Management Fees), kickback or rake-off, whether cash or otherwise and whether paid by or originating with the obligor of a Mortgage Loan or REO Property, any subservicer or any other party (including, but not limited to, brokers and agents), as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, disposition, transfer or servicing of any Asset.

ARTICLE VI

TERMINATION; TRANSFER OF SERVICING; INDEMNITY

Section 6.01. Termination Events. Any material breach of any covenant or agreement of the Master Servicer contained in this Agreement and the continuance of such default for more than 10 Business Days following receipt by the Master Servicer of notice of such default from the applicable party shall constitute a termination event under this Agreement (each, a “Termination Event”).

Section 6.02. Removal of the Master Servicer. Immediately upon the occurrence of a Termination Event, the Owner, upon no more than thirty (30) days written notice to the Master Servicer may terminate this Agreement with respect to any or all Asset Pools managed by the Master Servicer, whereupon the Master Servicer shall be removed from its duties and obligations as under this Agreement with respect to such Asset Pool or Asset Pools.

Section 6.03. Effect of Removal of the Master Servicer. Upon termination of this Agreement with respect to any Asset Pool pursuant to Section 6.02, the Master Servicer shall not be entitled to any Management Fees with respect to an Asset Pool for which this Agreement is terminated after the date of such termination. Upon termination of this Agreement with respect to a given Asset Pool or Asset Pools, the Master Servicer shall, at its expense, promptly deliver and/or use commercially reasonable efforts to cause to be delivered to Owner all books and records that the Master Servicer and/or any Servicer or Subservicer has maintained with respect to such Asset Pool or Asset Pools, including, without limitation, all Asset Documents then in the possession of the Master Servicer related to such Asset Pool or Asset Pools. Any Asset Proceeds received by the Master Servicer with respect to an Asset Pool no longer serviced by the Master Servicer hereunder after removal of such servicing responsibilities shall be remitted by the Master Servicer directly and immediately to the Owner.

Section 6.04. Indemnity by the Master Servicer. The Master Servicer agrees to indemnify, defend and hold harmless the Owner and its respective trustees, directors, officers, employees, agents, designees, successors and assigns from and against any and all claims, losses, liabilities, damages, penalties, fines, forfeitures, legal and accounting fees and all other fees or costs of any kind, judgments or expenses resulting from or arising out of any failure of the Master Servicer to comply with its obligations hereunder in all material respects or out of claims, actions or proceedings brought against the Owner by any third party as a result of or based upon actions or inactions by the Master Servicer in the performance of its obligations under this Agreement (provided that such action or inaction was not undertaken at the direction of the indemnified party), provided, however, such indemnity shall not include any such losses resulting from unlawful collection actions undertaken by a Servicer or from the willful misconduct or gross negligence of the Owner. The foregoing indemnification shall survive the assignment or termination of this Agreement, and the resignation or removal of the Master Servicer.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 7.02. Notices. Any notices, consents, directions, demands or other communications given under this Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, to such other address or telecopy numbers as any such party shall give notice in writing to the other parties pursuant to this Section 7.02. Any such demand, notice or communication hereunder shall be deemed to have been duly given when received by the other party or parties at the addresses described above, or such other address as may hereafter be furnished to the other party or parties by like notice and shall be deemed to have been received on the date delivered to or received at the premises of the addresses.

Section 7.03. Reserved.

Section 7.04. Assignment. The rights and obligations of the Master Servicer under this Agreement shall not be assigned without the prior written consent of the Owner.

Section 7.05. Governing Law. This Agreement shall be governed by and construed both as to validity and enforceability in accordance with the laws of the state of Delaware without giving effect to the conflicts of law provisions thereof.

Section 7.06. Amendments. This Agreement may be amended from time to time by a written instrument signed by the Master Servicer and the Owner, and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by the other parties.

Section 7.07. Integration. This Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

Section 7.08. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, photocopied or other electronically imaged manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, photocopied or other electronically imaged manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, photocopied or other electronically imaged manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Master Servicing Agreement to be executed by their authorized officer as of the day and year first above written.

PRP Advisors, LLC

By:
Name:
Title:

CNL Strategic Residential Credit, Inc., a Maryland corporation

By:
Name:
Title: